                                      EXHIBIT 5

                        OPINION OF HORWITZ & BEAM RELATING TO
                ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE
                                  RETAINER AGREEMENT

                                    LAW OFFICES OF
                                    HORWITZ & BEAM
                                  TWO VENTURE PLAZA
                                      SUITE 350
                               IRVINE, CALIFORNIA 92618
                                    (949) 453-0300
                                    (310) 842-8574
                                 FAX: (949) 453-9416
Gregory B. Beam, Esq.                                     Ralph R. Loyd, Esq.
Lawrence W. Horwitz, Esq.                          Patti L.W. McGlasson, Esq.
Lawrence M. Cron, Esq.                                Bernard C. Jasper, Esq.
Lynne Bolduc, Esq.                                  K. William Pergande, Esq.
Malea M. Farsai, Esq.                                  John Y. Igarashi, Esq.


                                   January 13, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

     Re:  MIRAGE HOLDINGS, INC.

Ladies and Gentlemen:

     This office represents MIRAGE HOLDINGS, INC., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 15,000 shares of the Registrant's Common Stock issuable to Horwitz & Beam for performance of certain legal representation, advisory, and counseling services (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                             HORWITZ & BEAM


                                             /s/ Horwitz & Beam
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